APPLETON PAPERS INC.
NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

1. Establishment and Objectives of the Plan

Appleton Papers Inc., a Delaware corporation (the “Company”), by action of its Board of Directors (the “Board”), hereby adopts this Appleton Papers Inc. Non-Employee Director Deferred Compensation Plan (the “Plan”) for the benefit of Non-Employee Directors of the Company,  effective January 1, 2013. The Plan is a deferred compensation plan intended to advance the interests of the Company by providing the Company an advantage in attracting and retaining Non-Employee Directors and by providing Non-Employee Directors with additional incentive to serve the Company by increasing their proprietary interest in the success of the Company.

2. Definitions

As used in the Plan, the following definitions apply to the terms indicated below.

(a) “Account” means a bookkeeping reserve account to which Phantom Stock Units and Stock-Based Awards are credited on behalf of Non-Employee Directors.
(b) “Administrator” means the Compensation Committee of the Board or any designee appointed pursuant to Section 3 of the Plan.

(c) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies and partnerships), as determined by the Board.

(d) “Appointment Date” means the date that a New Director first joins the Board as a Non-Employee Director, provided such date is not an Award Date.

(e) “Award” means a Phantom Stock Unit granted as provided in the Plan as set forth herein or stock-based Award granted under the Equity Incentive Plan as provided in the Plan prior to its amendment and restatement as set forth herein.

(f) “Award Date” means the first business day of the Plan Year and the first business day following June 30 of each Plan Year.
(g) “Board” or “Board of Directors” means the Board of Directors of the Company.

(h) “Cash-Settled Stock Appreciation Right” means a Stock Appreciation Right settled and paid in cash granted pursuant to the Equity Incentive Plan and the Plan prior to the amendment and restatement of the Plan as set forth herein.

(i) “Change in Control”  shall, in the case of a particular Award, unless the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

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(1) Any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Company;

(2) Any “person” as such term is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is or becomes, directly or indirectly, the "beneficial owner" as defined in Rule 13d‑3 under the Exchange Act of securities of PDC or the Company that represent more than 50% of the combined voting power of PDC’s or the Company's then outstanding voting securities (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(i), the following acquisitions shall not constitute a Change in Control:  (I) any acquisition directly from PDC or the Company, (II) any acquisition by PDC or the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (IV) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(i)(4)(A) and 2(i)(4)(B), (V) any acquisition involving beneficial ownership of less than 50% of the then‑outstanding Common Shares (the “Outstanding Company Common Shares”) or the Outstanding Company Voting Securities that is determined by the Board, based on review of public disclosure by the acquiring Person with respect to its passive investment intent, not to have a purpose or effect of changing or influencing the control of the Company; provided, however, that for purposes of this clause (V), any such acquisition in connection with any “Business Combination” (as defined below) shall be presumed to be for the purpose or with the effect of changing or influencing the control of the Company;

(3) During any period of two (2) consecutive years, the individuals who at the beginning of such period constituted the PDC Board of Directors (the “PDC Board”) together with any individuals subsequently elected to the PDC Board whose nomination by the stockholders of the Company was approved by a vote of the then incumbent PDC Board or committee of the PDC Board (i.e. those members of the PDC Board who either have been directors from the beginning of such two‑year period or whose election or nomination for election was previously approved by the PDC Board as provided in this Section 2(i)(3)) cease for any reason to constitute a majority of the PDC Board;

(4) The Board or the stockholders of the Company approve and consummate a merger, amalgamation or consolidation (a “Business Combination”) of the Company with any other corporation, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then‑outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then‑outstanding voting securities entitled to vote generally in the election of directors (or, for a non‑corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns PDC or the Company or all or substantially all of PDC’s or the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors (or, for a non‑corporate entity, equivalent governing body) of the entity resulting from such Business

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Combination were members of the incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;
(5) The date which is 10 business days prior to the approval by the Board of the complete liquidation of the Company.

(j) “Change in Control Event” shall have the meaning ascribed thereto under Code Section 409A(a)(2)(A)(v) with respect to a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company.

(k) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder.
(l) “Common Stock” means the Company’s common stock, par value $0.01 per share.
(m) “Company” means, Appleton Papers Inc., a Delaware corporation.

(n) “Disability” or “Disabled” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that is expected to result in death or last for a continuous period of not less than twelve months, as determined in accordance with Code Section 409A.

(o) “Dividend Equivalent” means a credit to the account of a Non-Employee Director in an amount equal to the cash dividends, declared and paid on one share of PDC Common Stock for each share of PDC Common Stock represented by an Award held by such Non-Employee Director to the extent provided in Section 6 of the Plan.

(p) “Fair Market Value”  means, on a given date, (i) if the PDC Common Stock is listed on the Nasdaq Stock Market LLC or another national securities exchange, the closing sales price of the PDC Common Stock reported on such national securities exchange, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the PDC Common Stock is not listed on the Nasdaq Stock Market LLC or another national securities exchange, but is quoted by the OTC Markets Group, Inc. (www.otcmarkets.com) or any successor or alternative recognized over‑the‑counter market or another inter‑dealer quotation system on a last sale basis, the closing bid price or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the PDC Common Stock is not listed on a national securities exchange or quoted in an inter‑dealer quotation system on a last sale basis, the amount determined by the Committee through the reasonable application of a reasonable valuation method based on the facts and circumstances as of the valuation date, including, at the election of the Committee, by an independent appraisal that meets the requirements of Section 401(a)(28)(C) of the Code as of a date that is no more than 12 months before the relevant transaction to which the valuation is applied (for example, an Award Date), and such determination will be conclusive and binding on all Persons. Providing, however, that during any period in which 100% of the PDC Common Stock voting stock is held by the KSOP, the KSOP determination as to Fair Market Value on a particular date shall be determinative unless the Board determines that the KSOP valuation would be impermissible under Code Section 409A.

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(q) “KSOP” means the Appleton Paper Retirement Savings and Employee Stock Ownership Plan, as amended from time to time.
(r) “New Director” means a Non-Employee Director of the Company who first becomes a member of the Board of Directors on a date that is not an Award Date.
(s) “Non-Employee Director” means a member of the Board who, at the time of his or her service, is not an employee of the Company or any Affiliate.
(t) “Participant” means a Non-Employee Director of the Company who has been issued one or more Awards and has an existing Account Balance.
(u) “Payment Date” means the date on which the first of the events set forth in Section 5.1(a) shall occur.
(v) “PDC” means Paperweight Development Corp., a Wisconsin Corporation.
(w) “PDC Board” means the Board of Directors of Paperweight Development Corp, a Wisconsin Corporation.
(x) “PDC Common Stock” means PDC’s common stock, par value $.01 per Share.

(y) “Phantom Stock Unit” means a unit established on the Company’s books equivalent to one share of PDC Common Stock, which unit was granted pursuant to the Plan. Phantom Stock Units are credited with Dividend Equivalents.

(z) “Plan” means this Appleton Papers Inc. Non-Employee Director Deferred Compensation Plan.
(aa) “Plan Year” means the twelve-month period coinciding with the calendar year.

(bb) “Prorated Amount” means, with respect to a New Director, an amount equal to: (1) the amount of an Award reduced by the product of (x) the quotient determined by dividing (i) the Award amount by (ii)  6, multiplied by (y) the number remaining complete months between the previous Award Date and the next Award Date under the Plan.

(cc) “Semi-Annual Award” means the retainer fee established by the Board in accordance with Section 4.1 and payable to a Non-Employee Director in the form of Phantom Stock for services performed as a member of the Company’s Board of Directors.

(dd) “Separation From Service” means a termination of a Participant’s service relationship with the Company and its affiliates meeting the requirements of Code Section 409A(2)(A)(i) and the Treasury Regulations issued thereunder and including, with respect to distribution timing if required pursuant to Code Section 409A(a)(2)(B), any delay required due to a Participant’s status as a specified employee.

(ee) “Stock-Based Award” means an Award under the Equity Incentive Plan allocable or payable in PDC Common Stock; for purposes of this Plan, each Stock-Based Award shall 4 EAST\55148075.6 represent a unit on the Company’s books which is equivalent to the Fair Market Value of one share of PDC Common Stock and shall be settled and paid in cash as provided for under the Plan. Stock-Based Awards are credited with Dividend Equivalents.

(ff) “Termination Date” means the date on which the Non-Employee Director ceases to be a member of the Board of Directors of the Company.
(gg) “Vesting Date” means, with respect to each Award, the applicable date upon which such Award vests pursuant to Section 4.
3. Administration.

The Administrator shall have the exclusive authority, in its sole discretion, to manage and control the operation and administration of this Plan and the Phantom Stock Units and any interpretation or construction of this Plan by the Administrator and any action taken, or decision made, by it with respect to this Plan and the Phantom Stock Units shall be final and binding upon all interested persons. Without limiting the generality of the immediately preceding sentence, the Administrator shall have full power and authority, in its discretion, to determine the rights and benefits and all claims, demands and actions arising out of the provisions of this Plan, to decide all questions and settle all controversies arising in the administration, interpretation, construction and application of, or otherwise in connection with this Plan, and to establish any grantor trust or other fund in connection with this Plan (subject to Section 11.4). The Administrator shall have the power to delegate specific duties and responsibilities to officers or other employees of the Company or other individuals or entities, which delegation shall not relieve the Administrator of any responsibility it may have under this Plan. Any such delegation by the Administrator may allow further delegations by the individual or entity to which the delegation is made. The Administrator may rescind any delegation at any time. Each person or entity to whom a duty or responsibility has been delegated shall be responsible for the exercise of such duty or responsibility and shall not be responsible for any act or failure to act of any other person or entity. The Administrator’s decisions with respect to the Plan shall be final, binding and conclusive.

4. Semi-Annual Award

4.1 Amount of Annual Award. Until changed by resolution of the Board, the amount of the Semi-Annual Award will be $27,500 for each Non-Employee Director. Any Award granted on a date other than the Award Date shall be for a Prorated Amount. The Semi-Annual Awards shall be issued in satisfaction of any existing obligation to issue Phantom Stock Units to currently serving Non-Employee Directors arising in connection with an outstanding agreement with the Company.

4.2 Entitlement to Award.

(a) Each Non-Employee Director of the Company who is duly elected and serving as a Non-Employee Director at an Award Date shall receive a Semi-Annual Award. Each Non-Director shall receive a Semi-Annual Award in a Pro-Rated Amount on his or her Appointment Date. All Awards shall be allocated as provided in Section 4.2(b).

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(b) Phantom Stock Award Allocation. The Semi-Annual Award shall be allocated in Phantom Stock Units and shall consist of the number of Phantom Stock Units determined by dividing (i) the amount of the Semi-Annual Award payable in Restricted Stock Units by (ii) the Fair Market Value of one share of PDC Common Stock on the Award Date or the Appointment Date, as applicable. Such Phantom Stock Units shall be granted and credited to the Non-Employee Director’s Account (in addition to Phantom Stock Units previously granted and credited to the Non-Employee Director’s Account) on the Award Date or the Appointment Date, as applicable.

4.3 Vesting of Awards.

(a) Each Semi-Annual Award of PSU granted on an Award Date shall vest as of the end of the six (6) month period immediately following the applicable Award Date provided the Non-Employee Director remains in service as a Non-Employee Director of the Company as of such date.  Each Award granted to a New Director shall vest as of the last day preceding the Award Date next following his or her Appointment Date, provided the Non-Employee Director remains in service as a Non-Employee Director as of such date. In the event an individual ceases to be a Non-Employee Director of the Company prior to the end of the applicable vesting period a Pro-Rated Amount of the Semi-Annual Award shall become vested and the remainder of the Award shall be forfeited as of the last date the individual remained a Non-Employee Director of the Company.

(b) Notwithstanding the provisions of Section 4.4(a), in the event of a Change in Control or the Non-Employee Director’s death or disability while serving as a Non-Employee Director, 100% of the Director’s most recent Award shall become vested as of the date of such Change in Control, Death or Disability.

4.4 Change of Payment Date. Any Payment Date with regard to an Award may be changed only if the following are satisfied: (i) the subsequent change shall not take effect until at least 12 months after the date on which the change is made; (ii) the new Payment Date must be at least five years after the original Payment Date; and (iii) the subsequent Payment Date, and must otherwise comply with the provisions of Code Section 409A is made at least 12 months prior to the original Payment Date.

5. Distribution

5.1 Distribution of Account.  Each Participant will be entitled to a distribution of his or her vested account balance upon the earliest to occur of the following events (a) the cessation of the Participant’s service as a Non-Employee Director of the Company provided this constitutes a Separation from Service; (b) the consummation of a Change of Control that also constitutes a Change in Control Event; or (c) the Participant’s Death or Disability.

5.2 Form of Distribution.  Upon the occurrence of a distribution event pursuant to Section 5.1(a),  the vested Account balance will be paid in five (5) equal annual cash installments, each being equal to the value, determined as described below, of one-fifth of the Phantom Stock Units credited to the Participant’s separate account on the date of such cessation, as adjusted from time to time to reflect Fair Market Value. In the event of a distribution event pursuant to

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Section 5.1(b) or (c), the balance of such Account will be paid in a single sum to the Participant’s beneficiary(ies). The Fair Market Value of the first installment payment (or, when applicable, any single sum) shall be determined as of the first KSOP valuation date commensurate with or next following the Participant’s distribution event and shall be paid in cash as soon as practicable after announcement of such valuation by the KSOP trustee but in no event later than March 15 of the year following the distribution event. Subsequent installment payments shall be made in a similar manner; i.e., the value of each subsequent cash installment shall be determined as of the KSOP valuation date occurring one year after the preceding Fair Market Value determination date applicable to an installment payment hereunder, and shall be paid in cash as soon as practicable after Fair Market Value determination.

6. Dividend Equivalent Rights

A Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on PDC Common Stock on or after the Award Date, if the cash-dividend record date precedes the date on which outstanding Phantom Stock Units or Stock-Based Awards, as applicable, held by such Participants are settled for cash.  Such Dividend Equivalents shall be paid by crediting the Participant’s Account with additional whole Phantom Stock Units or whole Stock-Based Award units, as applicable, as of the cash-dividend payment date. The number of additional Phantom Stock Units or Stock-Based Award units, as applicable, (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the cash-dividend payment date with respect to the number of shares of PDC Common Stock represented by the Phantom Stock Units or Stock-Based Award units, as applicable, previously credited to the Participant’s Account by (b) the Fair Market Value per share of PDC Common Stock on the cash-dividend payment date. Such additional Phantom Stock Units or Stock-Based Award units, as applicable, shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Phantom Stock Units or Stock-Based Award units, as applicable, originally subject to the Award.

7. Adjustments for Changes in Capital Structure, Etc.

If there is a change in the outstanding PDC Common Stock by reason of the issuance of additional units, recapitalization, reclassification, reorganization or similar transaction, the Administrator shall proportionately adjust, in an equitable manner, the aggregate number of available Phantom Stock Units and the number of Phantom Stock Units held by Participants. The adjustment shall be made in a manner that will cause the value of Phantom Stock Units at the time of the transaction to remain unchanged as a result of the transaction.

8. Modification and Termination

The Board may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part.

9. Successors

All obligations of the Company under the Plan will be binding on any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase of

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all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

10. Reservation of Rights

Nothing in this Plan or in any Award provided under this Plan will be construed to limit in any way the right of the Board or the stockholders to remove a Non-Employee Director from the Board of Directors.

11. Miscellaneous

11.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein will also include the feminine; the plural will include the singular and the singular will include the plural.

11.2 Requirements of Law. The issuance of payments under the Plan will be subject to all applicable laws, rules, and regulations.

11.3 Tax Law Compliance. To the extent any provision of the Plan or action by the Board or Plan Administrator would subject any Non-Employee Director to liability for interest or additional taxes under Code Section 409A, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board. It is intended that the Plan and all Awards granted thereunder will comply with Section 409A of the Code and any regulations and guidelines issued thereunder, and the Plan and all Award agreements shall be interpreted and construed on a basis consistent with such intent. The Plan and all Award agreements may be amended in any respect deemed necessary (including retroactively) by the Board in order to preserve compliance with Section 409A of the Code.

11.4 Unfunded Status of the Plan. The Plan is intended to constitute and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan. To the extent that any Non-Employee Director or other person acquires a right to receive payments from the Company pursuant to the Plan or any Award made under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. The Company may (but shall have no obligation to) establish a grantor trust in accordance with Revenue Procedure 92-64, 1992-2 C.B. 422 (1992) to which it may contribute shares of PDC Common Stock or other consideration to meet the Company’s obligations to deliver such shares upon the Payment Date with respect to vested Phantom Stock Units.

11.5 Governing Law. The validity, construction and effect of the Plan, of Award agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Plan Administrator relating to the Plan or such Award agreements, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

11.6 Nontransferability. A Non-Employee Director’s Account and Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to an Account and other Awards

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will be available during the Non-Employee Director’s lifetime only to the Non-Employee Director or the Non-Employee Director’s guardian or legal representative. The Board of Directors may, in its discretion, require a Non-Employee Director’s guardian or legal representative to supply it with evidence the Board of Directors deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Non-Employee Director.

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